UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2021

BARNWELL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-5103	72-0496921
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Alakea Street, Suite 2900
Honolulu, Hawaii  96813
(Address of Principal Executive Offices) (Zip Code)

(808) 531-8400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 Par Value	BRN	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01  Other Events.
As previously reported, on January 13, 2020, Barnwell Industries, Inc. (the “Company”, “we” and “our”) received notice from the NYSE American that the Company was not in compliance with Section 1003(a)(i) and Section 1003(a)(ii) of the NYSE American Company Guide (the “Guide”), which respectively require an issuer to have (i) stockholders’ equity of $2.0 million or more if such issuer reported losses from continuing operations and/or net losses in two of its three most recent fiscal years and (ii) stockholders’ equity of $4.0 million or more if such issuer reported losses from continuing operations and/or net losses in three of its four most recent fiscal years, since we reported stockholders’ equity of $1.2 million as of September 30, 2019 and net losses in three of the last four most recent fiscal years then ended, and that the Company’s common stock could be at risk of being delisted.

In accordance with the NYSE American’s policies and procedures, we subsequently submitted a plan (the “Plan”) to the NYSE American detailing the steps we planned to take to raise our stockholders’ equity above $4.0 million and regain compliance with Section 1003(a)(i) and Section 1003(a)(ii) of the Guide. On April 2, 2020, the NYSE American notified the Company that it accepted the Plan and granted the Company an extension for its continued listing until July 13, 2021 (the “Plan Period”).

 As a result of many actions by the Company during the Plan Period, including, without limitation, the at-the-market offering program initiated on March 16, 2021 pursuant to which the Company has sold shares of its common stock from time to time and the termination of the Company’s Executive Retiree Medical Plan, which covered officers of the Company, who had attained at least 20 years of service of which at least 10 years were at the position of Vice President or higher, their spouses and qualifying dependents, effective June 4, 2021, our pro forma stockholders’ equity (unaudited) as of July 13, 2021 is projected to be above the $4.0 million required to comply with Section 1003(a)(i) and Section 1003(a)(ii) of the Guide. As a result, we believe that we will have regained compliance with Section 1003(a)(i) and Section 1003(a)(ii) of the Guide as of the end of the Plan Period. Subject to review by the NYSE American, the Company may be deemed back in compliance with the NYSE American’s continued listing standards.

On July 13, 2021, the Company issued a press release regarding the matters discussed above. A copy of this press release is attached as Exhibit 99.1 hereto and incorporated in this Item 8.01 by reference.

Item 9.01  Financial Statements and Exhibits.
(d) Exhibits
Exhibit No.	Description
99.1	Press release dated July 13, 2021

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 13, 2021
BARNWELL INDUSTRIES, INC.
By:	/s/ Russell M. Gifford
	Name:	Russell M. Gifford
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release dated July 13, 2021